BLACK GIANT OIL COMPANY

               Notice of Annual Meeting of Stockholders
                       to be held May 15, 1998

Cisco, Texas
May 4, 1998

PLEASE TAKE NOTICE that the Annual Meeting of the Stockholders of Black Giant Oil Company will be held on May 15, 1998 at the Company's offices at 1301 Avenue M, Cisco, Texas. The meeting will convene at 3:00 o'clock (CST) in the afternoon for the following purposes:

       (1)    For the election of directors:

       (2) To ratify the selection of Harmon & Company, CPA. as independent auditor for 1997 and 1998;

       (3) The approval of a proposal to amend the Company's Articles of Incorporation to increase the authorized common shares from 20,000,000 to 100,000,000 shares and to include 10,000,000 shares of preferred stock, and

       (4) For the transaction of such other business as may properly come before this meeting.

The transfer books of the Company will not be closed, but only stockholders of record at the close of business on May 1, 1998, will be entitled to vote at the meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENLCLOSED ENVELOPE TO ASSURE YOUR REPRESENTATION AT THE MEETING.
YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING NOTICE TO THE COMPANY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. YOUR VOTE IS IMPORTANT.

Ivan W. Webb
President

                           PROXY STATEMENT

                       BLACK GIANT OIL COMPANY
                            1301 Avenue M
                          Cisco, Texas 76437

The following information is furnished to stockholders of Black Giant Oil Company in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders to be held on May 15, 1998 and at any adjournment thereof. All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no choice is specified, the proxies will be voted for the election of all the directors named and in favor of each proposal set forth in the Notice of Meeting.

Any Black Giant Oil Company shareholder has the power to revoke his Proxy before its exercise at the Annual Meeting or any adjournment thereof by: (1) giving written notice of revocation to the Secretary of the Company, Elizabeth Webb, P.O. Box 31, Cisco, Texas 76437, prior to the Annual meeting; (2) giving written notice of revocation to the Secretary at the Annual Meeting; or (3) signing and delivering a Proxy bearing a later date. However, the mere presence at the Annual Meeting of a shareholder who has executed and delivered a valid Proxy will not revoke such Proxy.

There are no dissenters' rights of appraisal. Neither the By-laws nor corporate law of the Company's state of Incorporation call for any dissenters' rights of appraisal.

This proxy statement will be transmitted to stockholders on or about May 4, 1998.

                             RECORD DATE

Holders of shares of common stock of the Company of record at the close of business on May 1, 1998 will be entitled to vote at the Annual Meeting of Stockholders. The proxy statement will be transmitted to stockholders on or about May 4, 1998.


                               VOTING

The voting securities of the Company entitled to vote at the meeting consist of shares of the $.0125 par value common stock of the Company with each share entitling its owner to one vote. Cumulative voting is not allowed. The number of outstanding shares (exclusive of treasury shares) at the close of business on May 1, 1998 was 19,771,477 shares.

The holders of record of 50.1% of the outstanding shares of Common Stock of the Company will constitute a quorum for the transaction of business at the Meeting, but if a quorum should not be present, the Meeting may adjourn form time to time until a quorum is obtained.

A majority of the shares represented and entitled to vote at the meeting are required for an affirmative vote. An abstain vote will be counted in determining a quorum, but will not be counted as a vote either for or against the issues.

                        ELECTION OF DIRECTORS

At the Meeting, four directors are to be elected who shall hold office until the next following Annual Meeting of Shareholders or until their successors are duly elected and qualified. In the absence of specific directions, it is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees named below. However, should the person solicited make certain specifications as to any matter to be voted, these shares will be voted in accordance with the specifications so made. If one or more of the nominees named below is not a candidate for election as a director or directors at the meeting - an event which Company does not anticipate - the proxy will be voted for a substitute nominee or nominees and the others named below. Management's nominees for these directorships are set out below giving the present principal occupations and the number of shares of common stock of the Company beneficially owned by each as of May 1, 1998.

   Name                         Age                       Position
Ivan  Webb                      47                  President & Director

Richard M. Hewitt               60                        Director

Gifford Dieterle                65                        Director

Herbert Wolas                   64                        Director


There are no family relationships between the directors.

IVAN W. WEBB, President and Director, of Cisco, Texas, received his Bachelor of Business Degree in Business Administration from Tarleton State University (Texas A&M Branch) in 1978. He was instrumental in the preparation of four domestic oil and gas public stock offerings. Mr. Webb has been involved in the negotiations for the acquisition of more than 200 producing oil and gas properties within the United States during his career. He has international experience through negotiating with governments for oil and gas concessions in Australia and gold and diamond leases in Guyana, South America. He is currently Chief Financial Officer of Ness Energy International, Inc., a public company also listed on the Electronic Bulletin Board.

GIFFORD A. DIETERLE, Director, of New York, New York, graduated from New York University with a BA in geology in 1956 and with an M.S. in geology in 1959. He also worked (part-time) for the City of New York as a soils engineer from 1956 to 1959. From 1959 to 1962, he was a geologist with Pavlo Consulting Engineers and from 1962 to 1964, he worked for Dames and Moore, as a Soils Engineer, both being firms of engineering geologists. From 1964 until 1973, he worked as an exploration field geologist for Standard Magnetite Corporation in North, Central and South America with extensive activity in gold placer operations. He also worked from 1973 to 1975 as project geologist for Phoenix Rheinrohr A.S. of Germany in Guatemala and for Carbonera Chimbote, S.A. Lima, Peru. From 1962 until the present, he has been a consultant mining geologist with activities in North, Central and South Americas. In 1976, he formed Franklin Consolidated Mining Co. (NASDAQ-FKCM) and was president, chairman, vice president and geologist until 1993. He also formed Jegeroil Corp. in 1978 (NASDAQ-JEGR) and was vice president and chairman until 1986. He also formed Leadville Mining & Milling Corp. in 1983 and has been treasurer and chairman since. He also was lecturer and assistant professor of geology at Long Island University and Hunter College, City University of New York for twenty-seven (27) years, retiring in 1987. Mr. Dieterle has had a brokerage license with Datek Securities Corp. since 1979.

RICHARD M. HEWITT, director, of Trophy Club, Texas is a sole practitioner attorney specializing in securities law with offices in Irving, Texas. His is a 1958 graduate of Grinnell College, Grinnell, Iowa, with an AB degree in Political Science. Mr. Hewitt holds a LLB degree from Southern Methodist University, College of Law, Dallas, Texas (1963). Between 1964 and 1979, Mr. Hewitt was employed by the Fort Worth Regional Office of the U.S. Securities and Exchange Commission, Fort Worth, Texas, in varying legal positions including Regional Administrator. He has been in private practice in the Dallas-Fort Worth area for the last seventeen (17) years.

HERBERT WOLAS, director, of Los Angeles, California, admitted to bar, 1961, California. Education: University of California at Los Angeles (A.A., 1953); B.A., 1954; J.D.,1969). Member: Beverly Hills and Los Angeles County (Member, Sections on Commercial Law; Bankruptcy) Bar associations; State Bar of California. Since being admitted to practice in 1961, has specialized in bankruptcy reorganization and receivership matters. 1961-1963, an associate with Quittner, Stutman & Treister (now Stutman, Treister & Glatt). 1963-1987, one of the founders of Robinson & Wolas; Robinson, Wolas & Diamant; and Robinson, Wolas, Diamant & Brill. 1987-1991, one of the founders of Wolas, Soref & Ickowicz. 1991, to present: principal of the Law Offices of Herbert Wolas.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

An affirmative vote of the holders of a majority of the issued and outstanding shares of Common stock is necessary for the election of directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE NAMED DIRECTORS TO BE ELECTED AS DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSOR IS DULY ELECTED AND QUALIFIED.

                    BOARD AND COMMITTEE MEETINGS

No meetings were held during the fiscal year ended March 31, 1997, and six meetings were held subsequent to the year end.

During the period from April 1, 1978 to March 31, 1997, the Company conducted no substantial business, received no material income and had no material assets or liabilities. The Company was dormant and virtually inactive during this period of time.

Subsequent to March 31, 1997, a group of concerned shareholders met in August to discuss the Company's future and outlined a plan to revive the Company. The plan was to sell private placements of the Company's common stock to raise operating capital to pay for the expense for the Company to become current in its filings with the Securities and Exchange Commission and other government agencies. The private placement offering price per share was $0.02. The Company successfully raised $95,000 from the private placement program offered September through November 1997 through the issuance of 4,750,000 shares.

                              MANAGEMENT

All of the Company's executive officers serve a term of one year or until their successors are elected or appointed and qualified.

The following table sets forth certain information with respect to the executive officers which began serving the Company on April 6, 1998:

        Name                Age                    Position
     Ivan Webb              47                    President
     Elizabeth Webb         49                Secretary/Treasurer

Ivan Webb and Elizabeth Webb are husband and wife.

Following the annual meeting the newly elected directors will elect officers for the next year.

                             COMPENSATION

The following table shows the current annual compensation to be paid to the Company's president, subject to funding and/or the availability of funds from revenues the compensation committee may increase the presidents salary.


     Name and Principal Position                  Salary
     Ivan Webb, President                         $15,000


All compensation and other arrangements between the Company and its officers and directors are to be approved by a Compensation Committee of the Board of Directors, a majority of whom are to have no affiliation or relationship with the Company other than as directors.

Compensation of Directors: Currently directors are not compensated for attendance at meetings of the Board, although certain travel expenses relating to attending meetings are reimbursed.

                        COMPENSATION COMMITTEE REPORT

The Board of Directors only recently became involved in the Company seeking to revive the Company back into a viable status. No meetings have been held to set compensation for the officers of the Company. Following the Annual Meeting on April 20, 1998, a Compensation Committee will be selected by the Board to make recommendations to the Board for compensation and incentive packages for the Company's officers and employees.

No employment contracts are currently outstanding as of this date, however, it is anticipated that some may be entered into during the year ended March 31, 1999.

                          PERFORMANCE GRAPH

The Company has been inactive and dormant with a limited market for its common stock since 1988. A comparison of the Company to the NASDAQ Stock Market or NASDAQ Non-Financial Stock would not be representative of the Company as it has a very limited trading history. The stock has quotes ranging from 6 cents bid to 13 cents ask.

Subsequent reports filed with the Securities and Exchange Commission will report a performance graph when appropriate.

                         CERTAIN TRANSACTIONS

Mr. Ivan Webb and Gifford Dieterle both have interests in the oil and gas business which might directly compete with the interests of the Company. Although the Company is not aware of any conflict of interest, such present or future activities on the part of the officers and directors could cause a conflict of interest. If the Company should enter into transactions in the future with its officers, directors or other related parties, the consideration to them as a result of such transactions shall be as favorable to the Company as those which could be obtained from an unrelated party in an arm's length transaction.

On September 22, 1997, the Company entered into a Debt Agreement with Herbert Wolas for the Wolas Family for $100,000. This agreement was entered into prior to Mr. Wolas agreeing to serve as a director of the Company. The terms of the Debt Agreement are 10% interest payable in stock on a quarterly basis (125,000 shares per quarter - based on 2 cents per share). The debt can be paid in full or be convertible to equity, based on 2 cents per share (5,000,000 shares - on the 22nd of September, 2000 at the election of the Wolas Family). The Wolas Family also has a warrant to purchase 1,000,000 shares of common stock for $25,000 on or before the 22nd of September 2002, being $0.025 per share.


                            PRINCIPLE STOCKHOLDERS

The following table sets forth as of April 6, 1998 information concerning the beneficial ownership of common stock by all holders of over 5%, by all directors and all directors and officers of the Company as a group based on 19,791,477 shares outstanding.

                        Name and Address           Number of         Percent
Title of Class        of Beneficial Owner        Shares Owned       of Class
Common Stock          Ivan Webb*                  2,477,176*         12.52%
$0.0125 Par Value     901 West 6th Street
                      Cisco, TX 76437

Common Stock          Richard M. Hewitt              40,000            .21%
$0.0125 Par Value     202 Fresh Meadow Drive
                      Trophy Club, TX  76262

Common Stock          Gifford A. Dieterle           102,200             .52%
$0.0125 Par Value     76 Beaver Street
                      New York, NY 10005

Common Stock          Herbert Wolas**               256,250            1.30%
$0.0125 Par Value     1875 Century Park East
                      Suite 2000
                      Los Angeles, CA  90067

All directors and officers
as a group (4 persons)                            2,875,626           14.55%

Common Stock          Stephen Grosberg            2,730,000           13.72%
$0.0125 Par Value     330 Madison Ave., 8th Floor
                      New York, NY  10017

*Included in Ivan Webb's stock position are 200,000 shares held in the name of Elizabeth Webb, his wife.

**Herbert Wolas children hold 100,000 shares which are included in the shares shown. Herbert Wolas also has warrants for The Wolas Family Partnership to purchase 1,000,000 shares of the Company's common stock for $25,000. These warrants expire on September 22, 2002. See Item 12 "Certain Relationships and Related Transactions" for additional information.

There are no family relationships between the proposed directors.


                  RATIFICATION OF THE SELECTION OF AUDITORS

Harmon & Company, CPA, Inc. audited the Company's financial statements for the years ended March 31, 1995, 1996 and 1997. The Board of Directors recommends that the shareholders ratify the selection of Harmon & Company, CPA, Inc. to audit the accounts of the Company.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to ratify Harmon & Company CPA, Inc. as the Company's auditor for 1998. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL


                PROPOSAL TO AMEND ARTICLES OF INCORPORATION TO
              INCREASE AUTHORIZED SHARES AND ADD PREFERRED STOCK

Currently the Company has only 208,523 shares remaining authorized following the acquisition of the oil and gas interest following the funding to revive the Company. To accommodate future growth the authorized shares are required to be increased. In addition to increasing the authorized shares, it is also recommended by the Board to further amend the Article IV to include preferred stock. This will broaden the ability of the Company to use an alternate method of funding projects and raising working capital. There are currently no plans at this time to issue preferred shares for raising working capital. If the shareholders approve this proposal to authorize preferred shares, the Board of Directors will have the authority to issue the preferred shares for the benefit of the Company without soliciting a vote from the shareholders.

The effects of the issuance of preferred shares on the current shareholders are minimal. No current plans of the issuance of preferred stock will result in any change in control of the Company. Each series of preferred shares will have voting rights which will be determined by the Board of Directors at the time of issuance. There are no anti-takeover provisions, and the Company see no threat and therefore no reason to implement such provisions at this time.

The following defines the use of preferred stock:

Preferred Stock. The aggregate number of shares of Preferred Stock which the Corporation shall have the authority to issue is 10,000,000 shares which Preferred Stock shall have a par value of $0.10 per share. The Preferred Stock may be divided and issued from time to time in one or more series as may be designated by the Board of Directors (The "Board") of the Corporation, each such series to be distinctly titled and to consist of the number of shares designated by the Board. All shares of any one series of Preferred Stock as designated by the Board shall be alike in every particular, except that shares of any one series issued at different times may differ as to the date from which dividends thereon, if any, shall accrue or be cumulative, or both. The designations or preferences, qualifications, limitations, restrictions, and other optional, special, participating or relative rights, if any, of the Preferred Stock and each series thereof, which may be designated by the Board, including but without limiting the generality of the foregoing, shall include the following:

       1. The voting rights and powers, if any, of such Preferred Stock and each series thereof;

       2. The rates and times at which, and the terms and conditions on which, dividends, if any, on each series of Preferred Stock will be paid, and any dividend preferences or rights of cumulating;

       3. The rights, if any, of holders of Preferred Stock, and each series thereof, to convert the same into, or exchange the same for, shares of other classes or series of classes, of capital stock of the Corporation and the terms and conditions for such conversion or exchange, including provisions for adjustments of conversion or exchange prices or rates in such events as the Board shall determine;

       4. The redemption rights, if any, of the Corporation and the holders of the Preferred Stock and each series thereof and the terms at which, and the terms and conditions on which, Preferred Stock, and each series thereof, may be redeemed;

       5. The rights and preferences , if any, of the holders of Preferred Stock, and each series thereof, upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

       6.     A stated value per share for dividend or conversion purposes.

The Company's Board of Directors has approved the following resolution and has directed that it be submitted to a vote at the Annual Meeting of
Shareholders:

BE IT RESOLVED that the first paragraph of Article IV of the Company's Restated Articles of Incorporation be amended to increase its common stock without par value authorized shares from 20,000,000 to 100,000,000 an increase of 80,000,000 shares and add 10,000,000 shares of Preferred Stock.
Article IV of the Articles of Incorporation is hereby amended to read as follows:
                                 IV.

    The corporation shall have authority to issue an aggregate of ONE HUNDRED MILLION (100,000,000) shares of common stock having a par value of One and One - Quarter Cents ($0.0125) per share and TEN MILLION (10,000,000) shares of preferred stock having a par value of Ten Cents ($0.10) per share.

VOTE REQUIRED AND RECOMMENDED BY THE BOARD

The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock is necessary for adoption of this proposal to increase the authorized shares and add preferred stock to Article IV of the Articles of Incorporation of the Company. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL..


                         FINANCIAL STATEMENTS

The SEC Form 10-KSB of the Company for the year ended March 31, 1997, including audited financial statements, SEC Form 10-QSB for the nine months ended December 31, 1997 and SEC Form 8K accompany this Proxy Statement, but such reports are not incorporated in this Proxy Statement and are not deemed to be a part of the proxy soliciting material.

                            OTHER MATTERS

The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters. The Board of Directors has no standing audit, nominating, or compensation committee.


                        STOCKHOLDERS PROPOSALS

Any interested stockholder may submit a proposal concerning the Company to be considered by the Board of Directors of the Company for inclusion in the proxy statement and form of proxy relating to next year's Annual Meeting of Stockholders. In order for any proposal to be so considered by the Board for inclusion in the proxy statement, all proposals must be in writing in proper form and received by the Company on or before June 1, 1999. Any stockholder so interested may do so by submitting such proposal to: Black Giant Oil Company, Attention: Susie Hare, P.O. Box 31, Cisco, Texas 76437.



                          PROXY SOLICITATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SOLICITATION WILL BE BY MAIL.

The entire expense of preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies will be paid by the Company. The Company will request banks and brokers to solicit their customers who beneficially own common stock of the Company listed in the names of nominees and will reimburse said banks and brokers for the reasonable out-of-pocket expenses of such solicitation. In addition to the use of the mails, solicitation may be made by the employees of the Company by telephone, telegraph, cable and personal interview. The Company does not expect to pay any compensation to such persons, other than their regular compensation, for their services in the solicitation of proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Ivan Webb
President

Cisco, Texas
May1, 1998




IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO
BE VOTED ARE URGED TO DATE, SIGN AND MAIL THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.